Exhibit 10.41

19 Fredman Drive, Sandown 2196

PO Box 784055, Sandton 2146, South Africa Tel: +27112693000

Fax: +27112693116

www.idc.co.za

Date: 10 October 2023

Tetra4 Proprietary Limited 25 Minerva Ave Glenadrienne

Sandton 2196

Email: stefano@renergen.co.za Attention: Stefano Marani

Dear Sirls

Ref: Moloko Masangane/sr

AMENDMENT TO THE LOAN AGREEMENT ENTERED INTO BETWEEN TETRA4 PROPRIETARY LIMITED AND INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTH AFRICA LIMITED DATED 20 DECEMBER

2021 (the "Loan Agreement")

1.
INTRODUCTION
1.1.
Tetra4 Proprietary Limited, with registration number: 2005/012157/07 (the "Borrower") and Industrial Development Corporation of South Africa Limited, a corporation established under Section 2 of the Industrial Development Corporation Act No. 22 of 1940 ("IDC"), entered into a loan agreement in terms of which IDC agreed to provide facilities in the amount of R160 704 000.00 (one hundred and sixty million seven hundred and four thousand Rand) to the Borrower, in accordance with the terms and conditions of Loan Agreement respectively.
1.2.
IDC has approved certain amendment/s to the Loan Agreement on the terms and conditions set out in this amendment letter.
1.3.
Subject to receipt of the applicable resolutions, if any, the Parties have agreed to amend the Loan Agreement to reflect the amendments set out below.

Industrial Development Corporation of South Africa Limited Reg.No. 1940/014201/06

Directors: B A Mabuza (Chairperson), DA Jarvis (Acting Chief Executive Officer), P Mthethwa, L I Bethlehem, NP Mnxasana, B Dames, ND B Orleyn, R M Godse/1, Dr S Magwentshu-Rensburg, A Kriel

Group Company Secretary: M Kganedl

2.
CONSENTS
2.1.
Pursuant to the Loan Agreement and in particular clause 18.8 and 18.9 of the Loan Agreement, IDC hereby grants the Borrower consent to:
2.1.1.
incur additional intercompany indebtedness with Renergen Limited (registration number: 2014/195093/06) ("Renergen") in an amount of up to R285 000 000.00 for the purpose of funding its expansionary capital expenditure (the "lntercompany Loan") ; and
2.1.2.
create a cession and pledge in favour of the United States International Development Finance Corporation(the "DFC") of the Borrower's Global Business Account number 62820803676 and the CFC Business Global Account number 62820932582, each held by the Borrower with First National Bank of South Africa Limited (the "Bank Accounts"); and
2.1.3.
in connection with Renergen's facility with The Standard Bank of South Africa Limited ("SBSA") in the amount of R303 000 000.00 (three hundred and three million Rand) (the"Renergen Facility"), create a reversionary cession and pledge of all Renergen's shares in the Borrower and a reversionary cession over the Bank Accounts (the "Reversionary Security"), such Reversionary Security to be enforceable after the DFC has exercised its rights under its existing security interests over the assets of the Borrower and the IDC has enforced its rights under its existing security interests (including reversionary security interests) over the assets of the Borrower;
2.2.
Pursuant to clause 19.3 of the Loan Agreement IDC hereby consents to the Borrower repaying an amount on account of the lntercompany Loan that does not to exceed the amount sufficient to enable Renergen to prepay the Renergen Facility, which for the avoidance of doubt shall not exceed an amount of R285 000 000.00 (two hundred and eighty five million Rand) and shall be repaid at the earlier of the conclusion of the Borrower's issue of shares for cash transaction; or the listing by Renergen on the Nasdaq Stock Market as required by SBSA, and subject to clauses 19.3.1and 19.3.2of the Loan Agreement.
2.3.
IDC hereby consents to the proposed transaction wherein Mahlako Gas Energy Proprietary Limited ("Mahlako"), will be acquiring up to 10% (ten percent) shareholding in the Borrower ("Mahlako Subscription"), subject to Mahlako, the Borrower and IDC entering into a reversionary guarantee, pledge, cession and subordination agreement ("Mahlako Pledge Agreement"), it being understood that the Mahlako Pledge Agreement being reversionary to .the first ranking guarantee, cession and pledge agreement to be entered into and between Mahlako and DFC pursuant to which Mahlako will have pledged to DFC all of its shares in the Borrower to be issued to it pursuant to the Mahlako Subscription and Mahlako will have pledged, pursuant to the Mahlako Pledge Agreement, all of its shares in the Borrower to be issued to it pursuant to the Mahlako Subscription (it being understood that a reversionary guarantee, pledge, cession and subordination agreement in the form of a Reversionary Guarantee, Pledge, Cession and Subordination Agreement shall be deemed satisfactory to IDC). 2

2.4.
Notwithstanding the consents granted in this paragraphs 2, the relevant clauses applicable therein shall remain applicable and unchanged for the remainder of the Term of each agreement.
3.
AMENDMENTS
3.1.
Accordingly, the Loan Agreement is amended as follows:

3.1.1.
Clause 1.7 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

"1.7 Calculation Date means, after 15 August 2025;".

4.
GENERAL
4.1.
Terms defined in the Loan Agreement will have the same meaning in this amendment letter unless otherwise defined.
4.2.
This amendment letter is a Finance Document.
4.3.
This amendment letter constitutes the sole record of the agreement between the Parties in relation to the subject matter hereof. No Party shall be bound by any express representation, warranty, promise or the like not recorded herein.
4.4.
No addition to, variation, novation or agreed cancellation of any of the provisions of this amendment letter shall be binding upon the Parties unless reduced to writing and signed on behalf of the Parties.
4.5.
The remaining terms and conditions of the Loan Agreement are unchanged and shall remain in full force.
4.6.
This amendment letter can be signed in any number of counterparts which taken together will constitute a single copy of the amendment letter.
4.7.
This amendment letter shall be governed by and construed in accordance with the laws of the Republic of South Africa and the Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the Gauteng High Court, Johannesburg (or any successor to that division) in regard to all matters arising from this amendment letter.
4.8.
Kindly arrange for the duplicate of this letter to be signed by the relevant parties, thereby indicating your acceptance of the amendments to the terms and conditions of the Loan Agreement as stipulated above, and return the duly signed and initialled duplicate original to us before 8 December 2023. If we do not receive the duplicate original by 8 December 2023, we will assume that you do not consent to the above amendments to the Agreement and you will not be entitled to claim any further advances.

3

Yours faithfully

For and on behalf of:

INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTH AFRICA LIMITED

Enquiries: Moloko Masangane

Senior Legal Advisor: Legal Services Department

Telephone: (011) 269 3972

Copy RECORDS

SIGNED at Sandton on 5th December 2023

FOR: TETRA4 PROPRIETARY LIMITED

/s/ Nicholas Mitchell

Name: Nicholas Mitchell

Capacity: Director

who warrants that he/she is duly authorised thereto

4